SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On October 18, 2007, a jury in Baldwin County, Alabama returned an adverse verdict against A. O. Smith Corporation (the “Company”) in a lawsuit alleging one of the Company’s gas residential water heaters was the cause of an explosion resulting in the death of a 55-year-old male, Richard Krantz. The jury awarded the family of Mr. Krantz $50 million in damages.

The Company strongly disagrees with the verdict, and will appeal. The Company has a self-insured retention of $5 million and believes it has sufficient insurance above that amount to satisfy the verdict, if it stands on appeal.

The foregoing paragraph contains statements as to the Company’s “belief” that the Company considers to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and as such are subject to risks and uncertainties, such as uncertainties associated with litigation, that could cause actual results to differ materially from those anticipated as of the date of this report. Forward-looking statements included in this report are made only as of the date of this report, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: October 19, 2007	By:	/s/ James F. Stern
James F. Stern Executive Vice President, General Counsel and Secretary

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